SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________


                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 13, 1999

                         First West Chester Corporation
      _____________________________________________________________________
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
      _____________________________________________________________________
                 (State or other jurisdiction of incorporation)

               0-12870                                      23-2288763
      __________________________               _________________________________
        (Commission File No.)                  (IRS Employer Identification No.)

              9 North High Street, West Chester, Pennsylvania 19380


                               (610) 344-2686
                         _____________________________
                         Registrant's Telephone Number


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ITEM 5.

On October 15, 1999, Charles E. Swope, Chairman of the Board and President of First West Chester Corporation and The First National Bank of West Chester, released information regarding 3rd quarter earnings for 1999.

Attached as Exhibit 99.1, is a press release relating to this event.

ITEM 7.  EXHIBITS

         99.1 Press Release dated October 15, 1999


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   October 15, 1999                    FIRST WEST CHESTER CORPORATION


                                             By:/s/Charles E.Swope
                                             ___________________________________
                                             Charles E. Swope,
                                             Chairman of the Board and President


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                                  EXHIBIT 99.1

                    FIRST WEST CHESTER CORPORATION ANNOUNCES
                               NET INCOME FOR THE
                               THIRD QUARTER 1999


         (October 15, 1999 - West Chester, PA) - Charles E. Swope, Chairman of the Board, President, and CEO of The First National Bank of West Chester, subsidiary of First West Chester Corporation, announced that net income for the quarter ended September 30, 1999 was $1.351 million, an increase of 7.9% compared to 1998 third quarter net income of $1.252 million, resulting in a year to date net income of $3.831 million. Mr. Swope also announced an increase of Financial Management Services ("FMS") revenues of 13.4% to $650 thousand compared to $573 thousand for the third quarter of 1998. Bank assets on September 30, 1999, were $484.3 million, an increase of $37.0 million or 8.3% compared to $447.3 million at September 30, 1998.

         On October 1, 1999 we introduced our "Net Teller" and "Bill Pay" Internet banking products. These products give our customer's the convenience to access their accounts and make transactions 24 hours a day from home. We are also proud to announce that the First National Bank has been selected to operate branch banking facilities in four local retirement communities. We expect the branches to open in late 1999 and provide services to the residents and employees of the retirement communities. These four new branches expand our network of branches to 12.

         First National Bank, a community bank founded in 1863, offers a full range of financial management and banking services to individuals and businesses in Chester Counties and Delaware Counties. President Swope stated, "As West Chester celebrates its 200th Anniversary, we reaffirm our intention to remain the Largest Independent Bank headquartered in Chester County."

         First West Chester Corporation is traded in the over-the-counter market under the symbol of "FWCC." For more information, please contact our Shareholder Relations Department at (610) 344-2686 or visit our web site @ www.fnbwestchester.com.